Exhibit 23.1


                        Consent of Inedependent Auditors


We consent to incorporation by reference in this Registration Statement on Form S-8 of Pinnacle Systems, Inc. of our reports dated July 22, 1997 appearing in the Annual Report on Form 10-K of Pinnacle Systems, Inc. for the year ended June 30, 1997.

                                      /s/ KPMG PEAT MARWICK LLP


Palo Alto, California
August 29, 1997